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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated June 25, 1996 (included in Imperial Holly Corporation's Current Report on Form 8-K filed July 5, 1996) into the Registration Statement on Form S-8 of Imperial Holly Corporation filed with the Securities and Exchange Commission on or about November 18, 1996 (the Registration Statement), and to the references to our Firm in the fifth paragraph of Part II, Item 3 of the Registration Statement and under the heading "Experts" in the Reoffer Prospectus attached as Exhibit 99 to the Registration Statement.


/s/ Arthur Andersen LLP

San Francisco, California
November 18, 1996